Exhibit 99.4
                                                                 ------------


                              September 1, 1998


Albertson's, Inc.
250 Parkcenter Boulevard
P.O. Box 20
Boise, Idaho  83726

Ladies and Gentlemen:

I hereby consent to the disclosure indicating that I will become a director of Albertson's, Inc. ("Albertson's") contained in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 of Albertson's, to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the shares of Common Stock of Albertson's to be issued in connection with the Agreement and Plan of Merger, dated as of August 2, 1998, among Albertson's, Abacus Holdings, Inc. and American Stores Company.


                                                /s/Victor L. Lund
                                               --------------------------------
                                               Victor L. Lund